TSCHOPP, WHITCOMB & ORR, P.A.

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Pacific Restaurant Holdings, Inc. (formerly Passport Restaurant, Inc.)

We hereby consent to the incorporation by reference in the Pacific Restaurant Holdings, Inc. (formerly Passport Restaurants, Inc.) Registration Statement on Form S-1, of our report dated March 29, 2007, relating to the consolidated financial statements of Pacific Restaurant Holdings, Inc. (formerly Passport Restaurants, Inc.) filed with the United States Securities and Exchange Commission, and to the reference to our firm under the heading "Experts" therein.

/s/ TSCHOPP, WHITCOMB & ORR, P.A.

TSCHOPP, WHITCOMB & ORR, P.A.

Maitland, Florida
September 9, 2008